UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  May 1, 2012

SKYWEST, INC.

(Exact Name of Registrant as Specified in its Charter)

Utah	0-14719	87-0292166
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

444 South River Road
St. George, Utah	84790
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code:

(435) 634-3200

N/A

(Former name, former address, and formal fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written  communications  pursuant to Rule 425 under the  Securities Act (17 CFR 230.425)

☐            Soliciting  material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement  communications  pursuant to Rule  14d-2(b)  under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement  communications  pursuant to Rule  13e-4(c)  under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.07. Submission of Matters to a Vote of Security Holders.

(a)         On May 1, 2012, SkyWest, Inc. (the “Company”) held its 2012 Annual Meeting of Shareholders (the “Annual Meeting”).

(b)         At the Annual Meeting, the Company’s shareholders considered and voted on the items described below:

1.              The following persons were elected to serve as directors of the Company, each to serve until the next annual meeting of shareholders and until his or her successor shall have been duly elected and shall qualify, based upon the following votes:

Name of Nominee	Votes For	Votes Withheld	Broker Non-Votes
Jerry C. Atkin	43,570,318	1,362,271	3,115,273
J. Ralph Atkin	43,961,452	971,137	3,115,273
Margaret S. Billson	43,063,463	1,869,126	3,115,273
Ian M. Cumming	39,980,820	4,951,769	3,115,273
Henry J. Eyring	43,087,838	1,844,751	3,115,273
Robert G. Sarver	43,481,920	1,450,669	3,115,273
Steven F. Udvar-Hazy	39,328,116	5,604,473	3,115,273
James L. Welch	43,413,943	1,518,646	3,115,273
W. Steve Albrecht	44,135,548	797,041	3,115,273

2.              The advisory vote to approve, on a non-binding basis, the compensation of the Company’s named executive officers was approved based upon the following votes:

Votes for approval	43,158,121
Votes against	1,746,123
Abstentions	28,345
Broker Non-Votes	3,115,273

3.              The proposal to ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2012 was approved based upon the following votes:

Votes for approval	47,612,885
Votes against	424,907
Abstentions	10,070

SIGNATURE

Pursuant to the requirements of the Securities Exchange of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKYWEST, INC.

Dated: May 4, 2012	By	/s/ Eric J. Woodward
Eric J. Woodward, Chief Accounting Officer